Exhibit 99.1

Abundia Global Impact Group Secures 10-year Feedstock Supply for Cedar Port Waste to Fuels Facility

Agreement expected to supply 40,000 tons per year of plastic waste feedstock, representing approximately 50% of the expected requirement for Abundia’s first Cedar Port plant

HOUSTON, TX – June 9, 2026 – Abundia Global Impact Group, Inc. (NYSE American: AGIG) (“Abundia” or the “Company”), a low-carbon energy solutions company focused on converting biomass and plastics waste into high-value low-carbon fuels, today announces that it has entered into a long-term strategic agreement (the “Agreement”) with Frankfort Plastics, Inc. (“Frankfort Plastics”) to supply 40,000 tons per year of Polyolefin Plastic Waste (“POP”) to the Company’s Cedar Port Waste to Fuels facility for the production of renewable fuels and low-carbon chemicals. The volume represents approximately 50% of the expected feedstock requirement for Abundia’s first planned Cedar Port plant, making the Agreement an important step in the Company’s effort to build a commercial-scale waste-to-fuel platform.

“This is an important step for the Company and the project, Frankfort Plastics is already producing “On-Spec” material for the recycling industry and is using hard-to-recycle plastic waste feedstock, demonstrating that, with the right partner, meaningful volumes of qualified feedstock can be sourced,” said Ed Gillespie, Chief Executive Officer of Abundia.

“This long-term Agreement is expected to provide approximately half of the feedstock required for our first Cedar Port plant and may also support future facilities as part of Abundia’s broader rollout plan. For investors and project partners, long-term feedstock supply is one of the core building blocks required to move from project development toward commercial execution,” concluded Mr. Gillespie.

“Partnering with Abundia provides an opportunity to expand our production of recycled plastic feedstock,” said Sasi Noothalapati, Chief Executive Officer of Frankfort Plastics. “We have operated and demonstrated our abilities to utilize hard to recycle waste plastic for the past eight years now, and this strategic relationship reflects our continued success.”

As Abundia nears completion of its Phase 1 construction work at Cedar Port, which includes the development of the Abundia Innovation Center and Operational Headquarters, it continues to make steady progress towards completion of the commercial and engineering components to bring its plastics recycling projects to Final Investment Decision (FID). Under the Agreement, Frankfort Plastics has committed to providing Abundia with an annual capacity supply of 40ktpa of POP waste for ten years. The Agreement permits Abundia with the right to purchase additional volumes at its discretion.

The Commercial terms of the Agreement with Frankfort Plastics are binding and subject to further expansive and detailed definitive agreements expected to be executed in 3Q 2026.

About Frankfort Plastics

Frankfort Plastics Inc. is an independent plastic recycling company based in Frankfort, Indiana. Since 2017, they have focused on the recovery of low-grade plastic film that’s too dirty or complex for traditional systems. They process over 13,000 tons of plastic film each year—material that would otherwise end up in landfills. Using densification and other custom processes, they turn that waste into clean, consistent feedstock for advanced recyclers, compounders, and manufacturers across the U.S. and Canada.

For more information, please visit https://frankfortplastics.com/

About Abundia Global Impact Group, Inc.

Abundia Global Impact Group, Inc. (NYSE American: AGIG), formerly Houston American Energy Corp., is a low-carbon energy company focused on converting waste into value. Headquartered in Houston, Texas, we are developing commercial-scale facilities that transform waste plastics and biomass into drop-in fuels and low-carbon chemical feedstocks. Our flagship project at Cedar Port positions Abundia at the center of the Gulf Coast’s energy and chemical infrastructure, with access to feedstock supply chains, upgrading partners, and end markets.

For more information, please visit www.abundiaimpact.com.

Forward-Looking Statements

This press release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information generally is accompanied by words such as “believe,” “may,” “will,” “could,” “intend,” “expect,” “plan,” “predict,” “potential” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this press release includes, but is not limited to, statements about the Company’s expectations with respect to the Company’s ability to comply with the terms and conditions as set forth in the Agreement, the Company’s ability to successfully produce renewable fuels and chemicals, as well as the Company’s projected future operating results and business strategy. Actual results may differ materially from those indicated by these forward-looking statements as a result of a variety of factors, including, but not limited to: (i) risks and uncertainties impacting the Company’s business including, risks related to its current liquidity position and the need to obtain additional financing to support ongoing operations, the Company’s ability to continue as a going concern, the Company’s ability to maintain the listing of its common stock on NYSE American, the Company’s ability to predict its rate of growth, and (ii) other risks as set forth from time to time in the Company’s filings with the SEC.

Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are beyond the control of the Company.

With respect to the forward-looking information contained in this news release, the Company has made numerous assumptions. While the Company considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies. Additionally, there are known and unknown risk factors which could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing the Company’s business is disclosed in our Annual Report on Form 10-K and other filings with the SEC on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and the Company disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

Investors:

CORE IR

IR@abundiaglobalimpactgroup.com